UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Shutterstock, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation or Organization)	80-0812659 (IRS Employer Identification No.)

60 Broad Street, 30th Floor

New York, NY 10004
(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-181376

Securities to be registered pursuant to Section 12(g) of the Act:   None

Item 1.    Description of Registrant’s Securities to be Registered.

Shutterstock, Inc. (the “Registrant”) hereby incorporates by reference the description of its Common Stock to be registered hereunder contained under the heading “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-181376), as originally filed with the Securities and Exchange Commission (the “Commission”) on May 14, 2012, as amended (the “Registration Statement”), and in any prospectus subsequently filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which information is hereby incorporated herein by reference.

Item 2.    Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

SHUTTERSTOCK, INC.

Date: September 27, 2012
	By:	/s/ Timothy E. Bixby
Name: Timothy E. Bixby
Title: Chief Financial Officer